U.S. SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Neuphoria Therapeutics Inc.

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Neuphoria Announces Initiation of Strategic Review to Maximize Stockholder Value

Confirms Receipt of Unsolicited Indication of Interest and Director Nominations from Lynx1 Master Fund LP

No Stockholder Action Required at This Time

Burlington, Mass., November 11, 2025 (GLOBE NEWSWIRE) -- Neuphoria Therapeutics Inc. (“Neuphoria” or the “Company”) (Nasdaq: NEUP), a clinical-stage biotechnology company developing impactful treatments for neuropsychiatric disorders, today announced, as previously disclosed, the initiation of a review of strategic alternatives to advance the Company’s promising pipeline programs and seek to maximize stockholder value. Strategic alternatives under consideration may include, but are not limited to, mergers, acquisition, partnerships, joint ventures, licensing arrangements or other strategic transactions.

The Company’s Board of Directors has approved the engagement of H.C. Wainwright & Co. to serve as exclusive financial advisor to assist in the strategic evaluation process. Neuphoria does not have a defined timeline for the exploration of strategic alternatives and is not confirming that the process will result in any strategic alternative being announced or consummated.

In addition, on November 10, 2025, the Company received an unsolicited non-binding indication of interest from Lynx1 Master Fund LP expressing its interest in acquiring all of the outstanding shares of Neuphoria that it does not already own for $5.20 per share in cash and of its intent to nominate certain individuals to stand for election to Neuphoria’s Board of Directors at the Company’s 2025 Annual Meeting of Stockholders. At the 2025 Annual Meeting, there are two Class I Directors standing for election.

Neuphoria’s Board of Directors is committed to acting in the best interests of all stockholders. Consistent with its fiduciary duties and responsibilities, Neuphoria’s Board of Directors will, in consultation with its financial and legal advisors, carefully evaluate and consider this indication of interest in connection with its review of strategic alternatives, and its ongoing review of a broad range of opportunities aiming to enhance stockholder value through strategic, financial and operational measures.

The Board of Directors and its Nomination and Compensation Committee will review the proposed director nominees and present the Board of Directors’ recommendation regarding director nominees in the Company’s proxy statement, which will be filed with the SEC and mailed to all Neuphoria stockholders eligible to vote at the 2025 Annual Meeting. Any votes and proxies received from the previously distributed proxy statement and proxy card dated October 30, 2025 will be disregarded. The date of the 2025 Annual Meeting is now December 12, 2025 and the record date for the meeting remains October 15, 2025.

Neuphoria stockholders are not required to take any action at this time.

Advisors

H.C. Wainwright & Co. is serving as financial advisor, and Rimon PC and Paul Hastings LLP are serving as legal counsel to Neuphoria. Sodali & Co is serving as proxy solicitor.

About Neuphoria Therapeutics Inc.

Neuphoria (Nasdaq: NEUP) is a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders. Neuphoria was previously advancing its lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute, “as needed” treatment of social anxiety disorder (SAD) and for chronic treatment of post-traumatic stress disorder (PTSD). BNC210 is a first-of-its-kind, well-tolerated, broad spectrum anti-anxiety experimental therapeutic, designed to restore neurotransmitter balance in relevant brain areas, providing rapid relief from stress and anxiety symptoms without the common pitfalls of sedation, cognitive impairment, or addiction; however, following the announcement from the AFFIRM-1 Phase 3 clinical trial on October 20, 2025, in which the Company announced that the trial missed its primary and secondary endpoints, the Company has halted development of BNC210 in SAD and is conducting a strategic review. In addition, Neuphoria has a strategic partnership with Merck & Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Neuphoria's pipeline also includes the α7 nicotinic acetylcholine receptor next generation and the Kv3.1/3.2 preclinical programs, both in the lead optimization development stage.

Forward-Looking Statements

Neuphoria cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs, plans, burn rate and expectations. Certain forward-looking statements, including (without limitation) about (1) Neuphoria’s ability to develop and expand its business, successfully complete development of its current product candidates, the timing of commencement and/or completion, as well as any successful or other outcome of various clinical trials, and receipt of data and current and future collaborations for the development and commercialization of its product candidates, (2) the market for drugs to treat CNS diseases and pain conditions, and the Company's ability to realize the commercial potential of its products, as well as its regulatory strategy related to its clinical trials and, if successful, the regulatory pathway to any next stage in development or commercialization, (3) Neuphoria’s financial resources, and capital allocation and corporate development strategy, (4) the Board of Directors' review of strategic alternatives and evaluation of the unsolicited non-binding indication of interest received from Lynx1 Master Fund LP, and (5) assumptions underlying any such statements. The inclusion of forward-looking statements should not be regarded as a representation by Neuphoria that any of its plans will be achieved. Future events and actual results could differ materially from those set out in, contemplated by or underlying the forward-looking statements due to a number of important factors. Certain forward-looking statements involve contracts, licenses and arrangements involving third parties and their respective clinical trial and research and development projects that are out of our control, including our agreements with Merck and Carina. They may terminate or delay any or all such projects in their discretion pursuant to the terms of our agreements with them, which could result in the Company not realizing any further milestone payments or further progress on the respective product pathways. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K, each filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Neuphoria undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Neuphoria’s filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Neuphoria’s website (www.neuphoriatx.com) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Neuphoria expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE 2025 ANNUAL MEETING OF STOCKHOLDERS AND WHERE TO FIND IT

The Company intends to file its proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, the President and Chief Executive Officer, Dr. Spyridon “Spyros” Papapetropoulos, M.D., PhD and each of its non-employee Directors (namely, Peter Miles Davies, David Wilson, Alan Fisher, and Jane Ryan) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our President and Chief Executive Officer, Dr. Papapetropoulos and each of its non-employee Directors is set forth in the section titled “Executive and Director Compensation” in the Company’s proxy statement on Schedule 14A filed on October 30, 2025 (the “2025 Proxy”), at pages 20 to 27, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Principal Stockholders” in the Company’s 2025 Proxy on page 17 and is available here. When filed, supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 available on the Company’s website at https://ir.neuphoriatx.com/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 Annual Meeting of Stockholders.

FOR FURTHER INFORMATION PLEASE CONTACT:

General Spyridon (Spyros) Papapetropoulos spyros@neuphoriatx.com	IR & PR Argot Partners neuphoria@argotpartners.com

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